Exhibit 5

No. *0*	GREAT ELM CAPITAL CORP.	*0* Shares
Incorporated under the Laws of the State of Maryland
CUSIP NO. [ ]

Common Stock		Par Value $.01 Per Share

SEE REVERSE FOR IMPORTANT NOTICE AND OTHER INFORMATION

THIS CERTIFIES THAT **Specimen** IS THE OWNER OF *zero (0)* FULLY PAID AND NON-ASSESSABLE SHARES OF COMMON STOCK, WITH A PAR VALUE OF $.01 PER SHARE, of Great Elm Capital Corp. (the “Corporation”), transferable on the books of the Corporation in person or by duly authorized attorney upon surrender of this certificate if properly endorsed. This certificate is not valid unless countersigned by the Transfer Agent and registered by the Registrar. This certificate and the shares represented hereby are issued and shall be held subject to all the provisions of the charter of the Corporation (the “Charter”) and the bylaws of the Corporation (the “Bylaws”) and any amendments or supplements thereto.

WITNESS the seal of the Corporation and the facsimile signatures of its duly authorized officers.

Dated:

GREAT ELM CAPITAL CORP. CORPORATE SEAL 2016 MARYLAND

Secretary		President

Transfer Agent

The following abbreviations, when used in the inscription on the face of this certificate, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM	as tenants in common	Unif Gift Min Act - Custodian

TEN ENT	tenants by the entireties	(Cust)	(Minor)

JT TEN	as joint tenants with right of	Under Uniform Gifts to Minors
survivorship and not as tenants in common
Act:
(State)

Additional Abbreviations may also be used though not in the above list.

IMPORTANT NOTICE

The Corporation will furnish to any stockholder, on request and without charge, a full statement of the information required by Section 2-211(b) of the Maryland General Corporation Law with respect to the designations and any preferences, conversion and other rights, voting powers, restrictions, limitations as to dividends and other distributions, qualifications, and terms and conditions of redemption of the stock of each class which the Corporation has authority to issue and, if the Corporation is authorized to issue any preferred or special class in series, (i) the differences in the relative rights and preferences between the shares of each series to the extent set, and (ii) the authority of the Board of Directors of the Corporation to set such rights and preferences of subsequent series.  This Certificate and the shares of Common Stock represented hereby are issued and shall be held subject to all the provisions of the Charter and Bylaws, copies of which will be sent without charge to each stockholder who so requests. Such request must be made to the Secretary of the Corporation at its principal office.

KEEP THIS CERTIFICATE IN A SAFE PLACE.  IF IT IS LOST, STOLEN OR DESTROYED, THE CORPORATION WILL REQUIRE A BOND OF INDEMNITY AS A CONDITION TO THE ISSUANCE OF A REPLACEMENT CERTIFICATE.

For Value Received,                              the undersigned hereby sells, assigns and transfers unto

PLEASE INSERT SOCIAL SECURITY OR OTHER

IDENTIFYING NUMBER OF ASSIGNEE

(PLEASE PRINT OR TYPEWRITE NAME AND ADDRESS, INCLUDING ZIP CODE, OF ASSIGNEE)

shares of the Common Stock represented by this Certificate, and does hereby irrevocably constitute and appoint                     . Attorney, to transfer the said stock on the books of the within named Corporation with full power of substitution in the premises.

Dated	By:
NOTICE: THE SIGNATURE TO THIS ASSIGNMENT MUST CORRESPOND WITH THE NAME AS WRITTEN UPON THE FACE OF THE CERTIFICATE IN EVERY PARTICULAR, WITHOUT ALTERATION OR ENLARGEMENT OR ANY CHANGE WHATEVER.

Signature(s) Guaranteed:

By:

THE SIGNATURE(S) SHOULD BE GUARANTEED BY AN ELIGIBLE GUARANTOR INSTITUTION (BANKS, STOCKBROKERS, SAVINGS AND LOAN ASSOCIATIONS AND CREDIT UNIONS WITH MEMBERSHIP IN AN APPROVED SIGNATURE GUARANTEE MEDALLION PROGRAM) PURSUANT TO S.E.C. RULE 17Ad-15.